February 10, 2012


SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary Shares
evidenced by the American
Depositary Receipts of
PT International Nickel Indonesia Tbk
(Form F6 File No 333157237)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933, as amended, on
behalf of The Bank of New York Mellon, as
Depositary for securities against which
American Depositary Receipts (ADRs) are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in name from PT International Nickel
Indonesia Tbk to PT Vale Indonesia Tbk and the removal of the Par Value.
As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement, the Prospectus consists of the ADR certificate with the revised name change for PT International Nickel Indonesia Tbk.
The Prospectus has been revised to reflect the removal of the Par Value and to reflect the new name as follows:
PT Vale Indonesia Tbk
Please contact me with any questions or
comments at 212 8152301


Paul Brophy
Senior Associate
The Bank of New York Mellon  ADR
Division


Encl.
CC: Paul Dudek, Esq. (Office of International
Corporate Finance)








Depositary Receipts
101 Barclay Street 22nd Floor West, New York, NY 10286